Green D Plus Nano Cavitation Reactor Skid System

CONFIDENTIAL

MARKETING & TECHNOLOGY
LICENSE AGREEMENT

Between

CAVITATION TECHNOLOGIES, INC.

and

n.v. DESMET BALLESTRA GROUP s.a.,

January 15, 2010

TABLE OF CONTENTS

Preamble	1

Article I Definitions	1
1.01 Defined Terms.	1

Article II Licensor Grant to Licensee	1
2.01 Scope of Grant:	1
2.02 Limitations; Prohibitions.	2

Article III Orders and User Licenses; Testing and Maintenance	2
3.01 Reactor Skid Orders; Site User Licenses	2
3.02 Delivery of Reactor Skid(s)	3
3.03 Startup and Testing	3
3.04 Quality Control; Manuals	3
3.05 Maintenance of Units/Equipment	3

Article IV Technical Assistance and Support	3
4.01 Scope of Services	3
4.02 Training Expenses	3

Article V Inventions or Improvements	4
5.01 Licensor Inventions or Improvements	4
5.02 Licensee Inventions or Improvements	4
5.03 Ownership; Grant of License	4

Article VI Ownership of Property; Patent Filings	5
6.01 Ownership of Property	5
6.02 Additional Patent Filings	5

Article VII Lease Payments and Other Payments	5
7.01 Lease Payments	5
7.02 Pilot Test Units; Costs-	5
7.03 Payment Procedure	5

Article VIII Assignments and Transfers	5
8.01 Non-Transferability	5
8.02 Transfer to New Site User	5

Article IX Duration and Termination	6

9.01 Term and Duration	6
9.02 Termination for Material Default	6
9.03 Effect of Expiration/Termination	6

Article X Confidentiality and Non-Disclosure	6
10.01 Confidentiality and Non-Disclosure	6

Article XI Use of Names, Marks and Logos	7
11.01 Licensor’s Name, Marks and Logos	7
11.02 Licensee’s Name, Marks and Logos	7
11.03 Licensor Branding Requirements	7

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Article XII Notices	8
12.01 Notices	8

Article XIII Content of Agreement; Schedules	8
13.01 Integrated Documents	8

Schedule A Definitions	A-1
Article 1. Defined Terms	A-1

Schedule B General Terms and Conditions	B-1
Article 1. Warranties; Performance Guarantee; Limitations on Liability.	B-1
1.01 Licensor’s Warranties; Limitations	B-1
1.02 Licensee’s Warranties; Remedies	B-1
1.03 Performance Guarantee	B-1
1.04 Limitation on Damages	B-1

Article 2. Indemnification	B-2
2.01 Licensor’s Indemnity	B-2
2.02 Licensor’s Indemnity; Limitations	B-3
2.03 Licensee’s Indemnity	B-3
2.04 Licensee’s Indemnity; No Insurance Limitation	B-3
2.05 Notice of Claims; Assistance.	B-3
2.06 Settlement and Compromise	B-4

Article 3. Compliance With Law	B-4
301 Compliance; Applicable Law	B-4

Article 4 Governing Law and Dispute Resolution	B-4
4.01 Governing Law	B-4
4.02 Dispute Resolution	B-4

Article 5. Additional Provisions.	B-5
5.01 Amendment and Waiver	B-5
5.02 Invalidity	B-5
5.03 Third Parties	B-5
5.04 Relationship of Parties	B-5
5.05 Required Currency	B-5
5.06 Rights, Powers, Remedies Cumulative; Waiver; Time	B-5
5.07 Integration	B-5
5.08 Counterparts	B-5

Schedule C Confirmed Order Form	C-1
Schedule D Site User License Form	D-1
Schedule E Licensor’s Technical Support - Rates	E-1
Schedule F Lease Fees and Payment	F-1
Schedule G Performance Guarantee	G-1
Schedule H Patent Rights	H-1

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MARKETING & TECHNOLOGY
 LICENSE AGREEMENT

This TECHNOLOGY LICENSE AGREEMENT (“Agreement”) is entered into and made effective as of this 15th day of January 2010 (“Effective Date”), by and between CAVITATION TECHNOLOGIES, INC., a Nevada corporation (“Licensor”), and n.v. DESMET BALLESTRA GROUP s.a., a Belgian corporation (“Licensee”) (the parties herein sometimes referred to individually a “Party” or collectively as “Parties”).

PREAMBLE

A.  Licensor has developed and owns the Green D Plus Nano Cavitation Reactor Skid System (the “System”), a proprietary nano-cavitation system comprised of equipment manufactured to Licensor’s specifications and related proprietary technology and software used in the process of degumming crude vegetable oils and other oils related processes; and

B.  Licensee, together with its Affiliates, is a professional engineering firm engaged in the design and construction of vegetable oil extraction, production and refining facilities (“Vegetable Oil Processing Facilities”) for third parties and has requested a license for the limited purpose of (1) marketing Green D Plus Nano Cavitation Reactor Skid Units (each a “Reactor Skid Unit” or “Unit”) anywhere in the World, except within the territory of Japan (the “Licensed Territory”); and (2) incorporating the System into Licensee’s process design package for Vegetable Oil Processing Facilities; and (3) integrating Reactor Skid Units supplied by Licensor into Vegetable Oil Processing Facilities designed and/or supplied, and/or constructed by Licensee.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.01 Defined Terms.  Capitalized terms used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the meanings and definitions ascribed to them (with such meanings and definitions applicable to the singular and plural forms thereof) in Schedule A hereto.

ARTICLE II
LICENSOR GRANT TO LICENSEE

2.01 Scope of Grant.  (a)Subject to the terms and conditions of this Agreement, Licensor grants to Licensee a limited, exclusive, non-transferable license and right to market and use the Licensed Technology, including related Improvements and Inventions, to :

(1) Market Reactor Skid Units that are (1) operated by Site Users for the sole purpose of producing and/or processing Vegetable Oils, including without limitation aiding in or facilitating the production of degummed vegetable oils, either as standalone units or in connection with the operation of Vegetable Oil Processing Facilities, or in connection with other processes involving or relating to Vegetable Oils, and (2) located within the Licensed Territory;

(2) Include or incorporate the System into Licensee’s process design packages for Vegetable Oil Processing Facilities for the purpose of integrating Reactor Skid Units into or part of Vegetable Oil Processing Facilities or any process or processing equipment comprising a part thereof; will be installed and operated within the Licensed Territory for the sole purpose of making or aiding in the production of oils (triglycerides), including without limitation the production of degummed vegetable oils, either as stand alone Units or in connection with or as part of any vegetable oil refining facility or other oils processes.

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(3) Assist Site Users in the inspection, installation, testing, startup, operation and maintenance of each Reactor Skid Unit under the terms of this Agreement and each Site User License.

(b) Except as provided under article V of  this Agreement, the marketing rights and license granted to Licensee under this Agreement shall not include any design, fabrication or manufacturing rights in or to the System, or any part thereof, or in or to any Reactor Skid Unit.  Furthermore, the marketing rights and license granted to Licensee under this Agreement shall not restrict Licensor from assisting Licensee in its marketing efforts to maximize the number of Site User Licenses issued and Systems Leased for benefit of both parties.  In no event shall Licensor market directly to any competitor of Licensee.

2.02 Limitations; Prohibitions.  (a) Except as expressly authorized or provided in this Agreement, Licensee shall not (1) deploy or use any Reactor Skid Unit or the Licensed Technology in any manner that is inconsistent with the grant of rights specified in Section 2.01 or any other provision of this Agreement, (2) transfer, distribute, disclose or offer to make available the Licensed Technology to any Person, whether by assignment, sublicense or otherwise, or allow any Person access to the Licensed Technology, (3) copy, adapt, reverse engineer, decompile, disassemble or modify, in whole or in part, any Reactor Skid Unit or the Licensed Technology (including proprietary software), (4) use any Skid Reactor Unit (or any component or part thereof) or the Licensed Technology to create derivative works, or (5) use, copy or reproduce any Confidential Information for any purpose other than as authorized in this Agreement or the Secrecy & Non-Disclosure Agreement.

(b) For applications other than degumming of crude Vegetable Oils and other than any processes involving or relating to the production, processing or treatment of Vegetable Oils, Licensor hereby retains the right to (1) design, fabricate, construct, operate, sell and market Reactor Skid Units within the Licensed Territory, and (2) grant to any Person any license or right to practice the Licensed Technology for any purpose, including without limitation to design, fabricate, construct, operate, sell, lease or market Reactor Skid Units in the Licensed Territory

2.03 Extension to Affiliates

Licensor agrees to grant and does hereby grant to the Licensee the right to extend to Licensee’s Affiliates all the rights of Licensee under this Agreement, provided that Licensee promptly notifies Licensor in writing of any such extension, and the Licensee’s Affiliate concerned agrees to observe and be bound by all of the obligations of Licensee under this Agreement.

ARTICLE III
ORDERS AND USER LICENSES; TESTING & MAINTENANCE

3.01  Reactor Orders; Site User Licenses.  (a) Subject to the conditions of this Agreement, Licensee shall be entitled, from time to time, to order from Licensor one or more Reactor Skid Units that will be installed at or incorporated or otherwise integrated into Vegetable Oil Processing Facilities designed, and/or supplied and/or erected, and sold by Licensee.  Each such order shall be in the form of Exhibit C hereto (each a “Confirmed Order”) and include the information requested or called for therein.  Licensee shall submit a separate Confirmed Order for each Reactor Skid Unit.

(b) Each Confirmed Order shall specify the Site User for the Reactor Skid Unit and shall request that Licensor issue a Site User License to the proposed Site User(s) for the Unit in accordance with and within the scope of the rights granted by this Agreement.  Licensor shall not unreasonably withhold any such requested authorization.  Each Site User License issued to Site Users shall be substantially in the form of Schedule D hereto.

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3.02  Shipment of Reactor Skid Unit(s).  Licensor will ship to Site User, as specified in the Confirmed Order, the Reactor Skid Unit(s) requested in the Confirmed Order in approximately one hundred twenty (120) days after Licensor receives (1) a Site User License that has been issued by Licensor and accepted by the Site User for the Unit, (2) an equipment lease that will be developed and executed as contemplated in Schedule F hereto, and (3) payment of the first or initial amount of revenue from lease payments made by the Site User as provided in Article VII and as will be specified in the equipment lease executed by such Site User.

3.03  Startup and Testing.  Upon delivery and installation of each Reactor Skid Unit at the Site Location and prior to any testing or start-up of such Unit, Licensee and Site User shall examine the Unit to determine its physical condition and operational status, and its conformity to the Licensor’s Process Design Package, and shall conduct such testing of the Unit as shall be required to determine that it is operational and functional.  Licensee shall provide Licensee with at least seven (7) days advance notice of any scheduled inspection and testing in order to give Licensor an opportunity to travel to the Site Location and participate in such inspection and testing.

3.04  Quality Control; Manuals.  (a) Licensee and Site User shall follow and diligently adhere to all procedures, instructions, specifications and guidelines provided by Licensor with respect to installation and operation of each Reactor Skid Unit and in any technical or user manuals developed or prepared by Licensor and Licensee on a joint and cooperative basis.  Licensee shall provide and deliver to each Site User a current technical or user manual upon handover of each Unit to the Site User(s).

(b) Upon Licensor’s request from time to time, Licensee shall deliver to Licensor suggested or proposed revisions to Licensor’s technical or user manual developed for the Reactor Skid Units.   Any proposed changed, modifications or revisions to any technical or user manual for the Units that has been developed or prepared by Licensee shall require Licensor’s consent before being implemented or adopted.

3.05  Maintenance of Units/Equipment.  (a) Licensee shall maintain, and shall require each Site User to maintain, at its expense, each Reactor Skid Unit in good operating order, repair, condition and appearance, and shall protect each Unit from deterioration, other than normal and expected wear and tear, and damage, loss or destruction.  Each Reactor Skid Unit (including component parts to be incorporated into the Unit) shall be maintained and stored in secure facilities until the Unit is delivered and installed at the Site Location designated in the Site User License.

(b) Licensee or Site User shall perform all required calibrations, adjustments and preventative maintenance on each Reactor Skid Unit in accordance with the instructions and guidelines set forth in the technical or user manuals provided by Licensee as required under this Agreement and delivered to Site Users.
ARTICLE IV
TECHNICAL ASSISTANCE AND SUPPORT

4.01 Scope of Services.  Licensor shall provide to Licensee, at the rates and compensation specified in Exhibit E hereto, any consultation, technical assistance and support services that Licensee may reasonably request from time to time, whether by telephone, in written communications, or in person, in (a) installing, operating or troubleshooting for any Reactor Skid Unit, (b) testing, startup or maintenance of any Unit or any problems associated therewith, and (c) providing training to Licensee and/or any Site User (or any of their respective employees, contractors and representatives).

4.02 Training Expenses.  All expenses of Licensee’s (and any Site User’s) employees or representatives in attending any training session conducted by Licensor shall be the responsibility of Licensee or Site User, as the case may be.  Expenses of Licensor’s employees or representatives engaged in any onsite training or any training sessions conducted away from Licensor’s offices in Chatsworth, California, including airfare, meals and lodging, shall, be paid to Licensor by Licensee in advance or promptly reimbursed to Licensor after such expenses have been incurred..

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ARTICLE V
INVENTIONS OR IMPROVEMENTS

5.01 Licensor Inventions or Improvements.  Licensor agrees to promptly disclose to Licensee, all Inventions or Improvements invented, discovered or developed by Licensor and in a stage of development potentially suitable for evaluation, testing or commercial use.

5.02  Licensee Inventions or Improvements.  (a) Licensee agrees to disclose promptly to Licensor, all Inventions or Improvements invented, discovered or developed by Licensee, whether or not any such Invention or Improvement is in a stage of development potentially suitable for evaluation, testing or commercial use.  Licensee shall permit Licensor and/or its representatives to inspect, at mutually convenient times, the operating procedures, process conditions, material balances, energy consumption, reactant performance, analyses of product and other internal streams, feedstocks, catalysts and chemicals, chemical compounds or chemical reactions that are or may be applicable to any such Invention or Improvement.

(b) Should Licensee, during the term of this Agreement, invent, make, discover or develop any patentable Invention or Improvement to the Licensed Technology, Licensee will notify and allow Licensor a period of ninety (90) days to file patent applications with respect thereto in its own name and at its own expense, and take such other steps required or necessary to protect its rights in such Invention or Improvement. In the event that Licensor fails or otherwise elects not to file patent applications within the  90 days time period, Licensee shall be entitled, at its option, to proceed to prepare and file any such patent application, provided that such application lists or identifies both Licensor and Licensee as joint applicants (as well as assignees of any discovery or invention forming the basis of such application) and that any patent issued as a result is issued to Licensee  and Licensor jointly as co-owners.  The parties will share the costs of any such joint patent applications on an equal basis.

5.03  Ownership; Grant of License.  (a) Except in case Licensee and Licensor would be co-owner of an Invention of Improvement as per the terms of article 5.02 (b) hereabove, Licensor shall, at all times, have exclusive and unlimited ownership of all Inventions or Improvements; provided, however, all such Inventions or Improvements shall, to the extent that they may be used or practiced in the field of Vegetable Oil Refining Science, be included within the scope of the rights granted to Licensee under this Agreement.  Upon Licensor’s written request, Licensee shall assign and transfer to Licensor all of Licensee’s ownership rights in any Invention or Improvement, including without limitation any patent, patent application, copyright, trade secret or other intellectual property right contained therein or arising with respect thereto.

(b) Licensee shall, upon Licensor’s request, take such actions and execute all documents, and cause its employees and contractors to take all actions and execute all documents, as are necessary or appropriate to implement the provisions of this Article V and shall assist Licensor in the preparing, filing, prosecuting and assigning patents, patent applications, copyrights and other intellectual property rights and in otherwise securing their protection.

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ARTICLE VI
OWNERSHIP OF PROPERTY; PATENT FILINGS

6.01  Ownership of Property.  (a) All patents, patent applications, copyrights, trade secrets and other intellectual property rights in or relating to the System, any Reactor Skid Unit or the Licensed Technology, in all languages, formats and media throughout the world, are and shall remain the sole and exclusive property of Licensor, including without limitation, (1) the Licensor Primary Patents, Licensor Patent Rights, and Licensor Technical Information, and (2) all Inventions or Improvements except as provided under 5.02 (b) hereabove , and (3) each Process Design Package and any detailed engineering design and any document contained therein or included as a part thereof, and any drawings, schematics, blueprints, maps and other documentation, whether in print, digital or other form, showing the design, configuration and/or engineering of any Reactor Skid Unit (including the Pilot Plant) or any Nano-Cavitation Reactor, in each case prepared or developed individually by Licensor or jointly by Licensor and  Licensee, or any of their respective owners, employees, partners, representatives or contractors; however, it is expressly acknowledged that any document and any engineering contained therein, prepared and/or developed by Licensee to integrate the System, any Reactor Skid Unit or the Licensed Technology into a specific Site User’s Vegetable Oil process,  is the sole property of Licensee.  and (4) Licensor’s software (including source code) included within the Licensed Technology or any Unit, together with the performance and operating data generated by any Unit (including the Pilot Plant) or any Nano-Cavitation Reactor.

(b)  Nothing in this Agreement shall be construed or interpreted as assigning or transferring any portion or aspect of Licensor’s ownership rights in any of the properties specified or described herein.

6.02  Additional Patent Filings.  (a) In the event that Licensee receives orders for Reactor Skid Units that will be delivered, installed and operated in countries other than the United States, Licensee shall promptly consult with Licensor to determine whether Licensor has filed patent applications or obtained patents with respect to the Licensed Technology that will provide adequate protection to Licensor in such country and jurisdiction.  Licensee shall, at its sole cost, cooperate with and assist Licensor in preparing, filing and prosecuting any patents or patent applications that Licensor, in its sole discretion, determines must be filed and prosecuted in foreign jurisdictions in order to protect its intellectual property.  Licensee shall pay or contribute fifty percent (50%) of the costs incurred or to be incurred by Licensor in preparing, filing and prosecuting any such patents or patent applications where needed and with any governmental authority having jurisdiction therein, including without limitation any associated filing fees, costs and attorneys’ fees.

(b) Upon Licensor’s request from time to time, Licensee shall either advance funds to Licensor, or reimburse Licensor for Licensee’s share of fees and costs incurred in filing, prosecuting and maintaining patents and patent applications in foreign jurisdictions as provided herein.

ARTICLE VII
LICENSE FEES AND OTHER PAYMENTS

INTENTIONALLY LEFT BLANK

ARTICLE VIII
ASSIGNMENTS AND TRANSFERS

8.01  Non-Transferability.  During the term of this Agreement, neither Party shall be entitled to assign, convey, sell or otherwise transfer this Agreement or any interest therein to any Person without the prior written consent of the other Party.  Any attempted conveyance, transfer, sale, encumbrance or assignment of this Agreement, either in whole or in part, by either Party shall be null and void.

8.02  Transfer to New Site User.  Site User may not transfer any Reactor Skid Unit to any other Person without Licensor’s prior written approval.  If a transfer is approved in writing by Licensor, Licensee shall, upon receiving Licensor’s authorization to do so, issue and execute a Site User License with the new Site User.  Licensee shall promptly notify Licensor of any such transfer request in advance and shall deliver to Licensor a true and correct copy of each new Site User License executed by Licensee and any such Site User.

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ARTICLE IX
DURATION AND TERMINATION

9.01 Term and Duration.  (a) Subject to the provisions of Section 9.02, this Agreement shall become effective as of the Effective Date and shall continue in full force and effect for an initial period of three (3) years from and after the Effective Date (the “Primary Term”).  At the end of the Primary Term, this Agreement shall automatically be extended for additional periods of three (3) years each (each a “Renewal Term”) provided Licensee fulfills the Minimum Annual Units for each year of the term as specified in 9.01 (b).

(b) Intentionally Left Blank

(c)  Notwithstanding anything to the contrary herein, after the Primary Term and during any Renewal Term, either Party shall be entitled to terminate this Agreement upon at least six (6) months prior written notice to the other Party.

9.02  Termination for Material Default.  (a) Upon Licensor’s notice to Licensee of any material default under this Agreement, the Parties shall, within thirty (30) days, attempt to resolve any differences between them and to cure any such default that exists or may exist under this Agreement.  If a material default hereunder continues for a period of ninety (90) days following Licensor’s notice of such default to Licensee without being cured or corrected, Licensor shall have the right to terminate this Agreement upon notice to Licensee.

(b) Termination of this Agreement hereunder shall not preclude any Party from pursuing or enforcing any claim it may have for damages or otherwise on account of any default by any Party.

9.03 Effect of Expiration/Termination.  The expiration or termination of this Agreement under this Article IX or otherwise shall not (1) relieve Licensee of its obligations to account for and pay all amounts due Licensor under this Agreement, (2) affect any rights granted to Site Users that are in full compliance with the terms of Site User Licenses and any corresponding equipment leases that remain in effect as of the date of any such termination.

ARTICLE X
  CONFIDENTIALITY AND NON-DISCLOSURE

10.01 Confidentiality and Non-Disclosure.  Each of the Parties agrees that any Confidential Information developed or acquired by either Party or disclosed or made available to a Party (or its Affiliates) by the other Party at any time prior to or during the term of this Agreement, shall be kept strictly confidential and protected in accordance with the Secrecy & Non-Disclosure Agreement.

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ARTICLE XI
USE OF NAMES, MARKS AND LOGOS

11.01  Licensor’s Name, Marks and Logos.  (a) During the term of this Agreement, subject to Section 11.01(b), Licensee shall be entitled to use Licensor’s name, marks and logos in materials prepared or used by Licensee to advertise, promote or market the System or any Reactor Skid Unit under and within the scope of the rights and license granted to Licensee under this Agreement.  Licensee shall not publish, use or refer to Licensor’s name, marks or logos in any manner that would diminish, dilute or compromise its/their commercial value.

(b) All advertising, promotional and marketing materials (printed or in electronic format) prepared or used by Licensee that either use Licensor’s name, marks or logos to describe the System or any Reactor Skid Unit must be approved in writing by Licensor before its/their use or distribution by Licensee.  Licensee shall not issue any press release or other public announcement or statement with respect to the existence or terms of this Agreement or any Site User License, or as to any Reactor Skid Unit, without Licensor’s prior approval.

11.02  Licensee’s Name, Marks and Logos.  (a) During the term of this Agreement, subject to Section 11.02(b), Licensor shall be entitled to use Licensee’s name, marks and logos in materials prepared or used by Licensor to advertise, promote or market the System, Reactor Skid Units.  Licensor shall not publish, use or refer to Licensee’s name, marks or logos in any manner that would diminish, dilute or compromise its/their commercial value.

(b) All advertising, promotional and marketing materials (printed or in electronic format) prepared or used by Licensor that either use Licensee’s name, marks or logos to describe the System or any Reactor Skid Unit must be approved in writing by Licensee before its/their use or distribution by Licensor.  Licensor shall not issue any press release or other public announcement or statement with respect to the existence or terms of this Agreement or any Site User License without Licensee’s prior approval.
11.03  Licensor Branding Requirements.  (a) Licensee may request to have displayed on each Reactor Skid Unit by Licensor under the terms of this Agreement, either directly on the Unit or in sign or other display, which is permanently affixed thereto, the following:

CTI Reactor Skid Unit

Proprietary Design/Technology
Licensed to
n.v. DESMET BALLESTRA GROUP s.a.
by
Cavitation Technologies, Inc.  (w/Logo)
Chatsworth, CA

(b)  Within sixty (60) days after the Effective Date, the Parties will develop an appropriate platform, format, artwork and graphics to satisfy the Licensor branding requirement specified above, each of which shall require Licensor’s final approval.

(c) Any proposed use, presentation or publication by the Parties, or either of them, of a “co-branded” format, platform or medium for any Reactor Skid Unit, or in any advertising, promotional or scientific materials or works, shall maintain adequate separation of the names, marks and logos of the Parties in order to protect the distinctness and integrity of the marks under Applicable Law and shall require the prior written approval and consent of each Party.

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ARTICLE XII
NOTICES

12.01  Notices.  Any notice, payment, request, demand or other communication hereunder shall be in writing and shall be deemed to have been duly given when  (i) delivered personally to the Party to be notified; or (ii) upon delivery or transmittal if sent by facsimile transmission with confirmation that the facsimile message was received by the facsimile machine of the Party to be notified, (iii) upon delivery if sent by a overnight carrier; (iv) three business days after sent by ordinary mail, postage paid, to the party to be notified,  or (v) five business days after sent by registered or certified mail, postage paid, to the party to be notified, at the address set forth below.  Either Party may change its address, facsimile number or representative upon written notice to the other Party.  A letter duplicating a facsimile transmission previously marked as received by the facsimile machine of the other party shall not extend the time by which the notice was given.

(a) If to Licensor:	(b) If to Licensee:

Cavitation Technologies, Inc.	n.v. Desmet Ballestra Group s.a.
10019 Canoga Avenue	Minervastraat, 1 – B-1930
Chatsworth, California 91311 USA	Zaventem, Belgium
Telephone: (818) 718-0905	Telephone: +32 .2. 716 .11.11
Telefax: (818) 718-1176	Telefax: +32 2 716 11 09
Attn: Roman Gordon, CEO	Attn: Marc Kellens, Group Technical Director

ARTICLE XIII
CONTENT OF AGREEMENT; SCHEDULES

13.01  Integrated Documents.  (a) This Agreement consists of the Preamble, Articles and Sections contained in the text of this Signature Document, together with the following Schedules:

Schedule A	Definitions
Schedule B	General Terms and Conditions
Schedule C	Confirmed Order Form
Schedule D	Site User License Form
Schedule E	Licensor’s Technical Assistance - Rates
Schedule F	License Fees and Payment
Schedule G	Performance Guarantee
Schedule H	Patent Rights

(b) The Schedules listed above and attached hereto, together with documents referred to therein, are incorporated by reference and made a part of this Agreement for all purposes.

 IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date(s) set forth below.

Licensor	Licensee
CAVITATION TECHNOLOGIES, INC.	N.V. DESMET BALLESTRA GROUP S.A.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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SCHEDULE A
DEFINITIONS

Article 1.  Defined Terms.  Unless the context shall otherwise require, capitalized terms contained in this Agreement (including each of the Schedules thereto) shall have the following meanings:

“AAA” means the American Arbitration Association.

“AAA Rules” means the AAA’s Commercial Arbitration Rules, together with the AAA Optional Rules for Emergency Measures of Protection, in each case as amended and updated from time to time.

"Affiliate" means, with respect to either Party, a person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Party, with the terms “control” and “controlled” meaning for purposes of this definition, the power to direct the management and policies of a person or entity, directly or indirectly, whether through the ownership of voting securities or a partnership, membership or other ownership interest, or by contract or otherwise.

“Agreement” means this Marketing & Technology License Agreement.

“Applicable Law” means all laws, statutes, ordinances, certifications, orders, decrees, injunctions, permits, agreements, rules and regulations of the United States or any state thereof, or any governing authority having jurisdiction over all or any portion of this Agreement or performance of Licensee’s services and work under this Agreement, or other legislative or administrative action of any governing authority, or a final decree, judgment or order of any arbitrator, arbitration panel or a court or the interpretation or application of this Agreement, including (a) any and all permits, authorizations, certifications, or other approvals or orders, (b) any codes and standards contained in or required by Applicable Law, and (c) any Applicable Law related to safety, health or environmental protection.

 “Confidential Information” means information, data and documents (whether in print form or capable of being digitally stored and generated), including any formula, pattern, compilation, program, apparatus, device, drawing, schematic, method, technique, process or data (including without limitation data generated by the operation of the Pilot Plant), that (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons that can obtain economic value from its publication, disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

For purposes of this Agreement, the term “Confidential Information” consists of and includes, without limitation, the following:  (1) this Agreement and the terms and conditions contained herein, together with any notices, communications or correspondence required or given by the Parties thereunder; (2) the Licensor Confidential Information, and (3) the Licensee Confidential Information.

“Dispute” has the meaning set forth in Section 5.02 of the General Terms and Conditions in Schedule B hereto.

“Drawings" means the drawings, diagrams, flow charts or sheets, process data sheets and other process documents either furnished by Licensor to Licensee, or developed by Licensee and approved by Licensor, for or in connection with the marketing, lease, installation, testing, operation and/or maintenance of any Reactor Skid Unit.

“Effective Date” means the date on which this Agreement shall take effect as specified in the first or introductory paragraph of this Agreement.

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 “Inventions or Improvements” means any patentable or non-patentable invention, discovery, technology and information of any type whatsoever, including without limitation processes, methods, formulae, compositions, devices, operating techniques, reactants, catalysts, technical information, knowledge, experience, improvements, modifications, enhancements and Know-How that relate to the design, fabrication, construction, maintenance or operation of any Reactor Skid Unit or in the use, practice or commercialization of the  Licensed Technology. or in making or aiding in the production of degummed vegetable oils that utilizes, incorporates, derives from, or is otherwise based on the Licensed Technology, in each case which is discovered, made, designed, developed or acquired by Licensor or by Licensee, as the case may be, solely or with others, or used or practiced at or in a Licensed Reactor Unit.  The term “Inventions or Improvements” includes, without limitation, patents, patent applications, copyrights, trade secrets and Confidential Information, and the entire scope and content of the intellectual and tangible property included therein and produced therefrom.

“Know-How” means all factual and proprietary knowledge, information and expertise possessed by Licensor, or to which Licensor has rights, relating to or otherwise useful in (a) the design, fabrication, construction, maintenance or operation of a Reactor Skid Unit, or (b) the practice of the Licensed Technology, whether or not such knowledge, information and expertise are included within (1) the Licensor Patent Rights and the Licensor Technical Information, (2) any Invention or Improvement, or (3) any patent or patent application or future patent application, copyright, trademark or other intellectual property rights; and includes, without limitation, all technical, chemical, manufacturing, business, financial, formulation and scientific research data or information, whether or not capable or precise separate description, and whether or not such information is public or non-public.

“Licensed Technology” means and includes the Licensor Patent Rights and the Licensor Technical Information; provided, however, the term “Licensed Technology” shall be limited to the rights granted to Licensee under this Agreement and to rights granted to each Site User under the terms of a Site User License and shall not include any of rights with respect to the design and manufacture of any Reactor Skid Unit or any component or part thereof.

“Licensed Territory” means and includes the following:  Worldwide, except for Japan.

“Licensee Group” means Licensee and its Affiliates, and each of their respective officers, directors, and employees, consultants, advisors and representatives.

“Licensor Confidential Information” means (1) the Licensor Technical Information and the Reactor Information, (2) the Process Design Package, including without limitation each document and any and all information contained therein, together with the Drawings, Standards and Specifications and other drawings, charts, schematics, blueprints, diagrams, standards, specifications and other information showing or depicting the process design of the Green D Plus Nano Cavitation Reactor Skid System or any specific Reactor Skid Unit, including the Pilot Plant; (3) all information, data and documents (whether in print form or capable of being digitally stored and generated) furnished by Licensor to Licensee under the terms of this Agreement or prior to the Effective Date that relate in any way to the Reactor Skid Unit or the Licensed Technology; and all information, data and documents (whether in print form or capable of being digitally stored and generated) furnished by Licensee to Licensor, to the exclusion of Licensee’s Confidential Information, under the terms of this Agreement, including without limitation all Drawings, Standards and Specifications and other drawings, charts, schematics, blueprints, diagrams, standards, specifications and other documents relating in any way to the engineering, design, fabrication, construction, operation and maintenance of any Reactor Skid Unit or that contain, show or depict the Licensed Technology or any aspect thereof.  For purposes hereof, the term “Licensor Confidential Information” shall not include any information, data or document that is included within the scope of Licensee’s Confidential Information.

CTI Initials ________  DB Initials ________

“Licensor Group” means Licensor and its Affiliates, and each of their respective officers, directors, employees, consultants, advisors and representatives.

“Licensor Inventions or Improvements” means the Inventions or Improvements invented, discovered, conceived or acquired by Licensor or any of its Affiliates.

“Licensor Patent Rights” means all rights with respect to the Licensor Primary Patents and other patents and patent applications of, issued by, or filed or prosecuted in, all relevant countries, in all embodiments covered thereby or included therein, to the extent that the claims include or embody features of or relating to  (a) the design, fabrication and construction of Reactor Skid Units (or any component thereof), (b) the Licensed Technology, including without limitation any process or method, operating technique, apparatus and device relating thereto, which is or may be useful in the practice thereof, and (c) a process for the design, fabrication and construction of certain equipment, reactors, piping and instrument that utilizes a hydrodynamic flow-through nano cavitation process for aiding in the production of degummed oils; and (d) any other process, method, operating technique, apparatus or device for manufacturing, making or aiding in the production of degummed vegetable oils and other products, fuels, chemicals, formulations, compounds and/or mixtures; in each case which are acquired by Licensor or are based on or derived from inventions or discoveries conceived by Licensor in the field of Vegetable Oil Refining Science prior to termination of this Agreement, to the extent that, and subject to the terms and conditions under which, Licensor has the right to grant licenses, immunities or licensing rights, including any obligation by Licensor to account to and make payment to others. A list of the existing Licensed Patent Rights is attached to this Agreement as Schedule H.

“Licensor Primary Patents” means the patents and patent applications filed by Licensor with, or issued to Licensor by, the U.S. Patents and Trademarks Office, together with any corresponding or equivalent patents or patent applications issued to or filed by Licensor in any foreign countries or jurisdiction, which assert claims or reflect or embody features of or relating to (a) the design, fabrication and construction of Reactor Skid Units (or any component thereof), (b) the Licensed Technology, including without limitation any process or method, operating technique, apparatus and device relating thereto, which is or may be useful in the practice thereof, and (c) a process for the design, fabrication and construction and operation of certain equipment, reactors, piping and instrument that utilizes a hydrodynamic flow-through nano cavitation process which aids in degumming crude vegetable oils; and (d) any other process, method, operating technique, apparatus or device for manufacturing, making or aiding in the production of degummed vegetable oils and other products, fuels, chemicals, formulations, compounds and/or mixtures; in each case which are acquired by Licensor or are based on or derived from inventions or discoveries conceived by Licensor in the field of Vegetable Oil Refining Science.

“Licensor Technical Information” means (a) all unpatented information and data relating to the Licensed Technology, including without limitation all Know-How and any inventions, trade secrets, formulae, processes, methods, technologies, operating techniques, apparatuses, reactants, catalysts and other chemicals, chemical compounds and mixtures, that are or may be useful in practicing the Licensed Technology, (b) the Reactor Information, and (c) all Inventions and Improvements.

“Nano Cavitation Reactor” means the proprietary reactors designed and manufactured in accordance with Licensor’s specifications and integrated into each Reactor Skid Unit.

“Party” means Licensor or Licensee, or either of them, including each of their respective successors and any permitted assignees under the terms of this Agreement.

“Performance Guarantee” means the performance criteria that each Reactor Skid Unit must achieve or satisfy during performance tests conducted prior to handover of the Unit to the Site User as specified in Section 1.03 of Schedule B hereto and as set forth in Schedule G hereto.

CTI Initials ________  DB Initials ________

“Person” means any natural person, corporation, partnership (including both general and limited partnerships), limited liability company, firm, association, trust, government, governmental agency, instrumentality, political subdivision or other legal entity other than the Parties.

“Pilot Plant” means the limited scale pilot plant previously designed by Licensor and constructed or assembled by Licensor.

“Primary Term” means the initial term of this Agreement set forth in Section 9.01.

“Process Design Package” means the comprehensive design package for the Reactor Skid Units, including without limitation drawings, schematics, flow charts, diagrams and documents depicting process design; reactor, piping and instrumentation diagrams; process data sheets for equipment; instrumentation data sheets; safety value data sheets; logic diagrams; graphic displays; performance data; and technical or operating manuals; in each case which are in tangible print or that are or may be electronically stored and retrieved by any means and relate to the design, fabrication, construction, installation, operation and maintenance of the Units.

“Reactor Information” means all information, including without limitation, all data, processes, plans, specifications, flow sheets, designs, diagrams and drawings relating in any way to the design, fabrication, construction, or operation of any Nano-Cavitation Reactor.

“Reactor Skid Unit” or “Unit” means each processing unit or facility designed and constructed in accordance with and utilizing Licensor’s proprietary Green D Plus Nano Cavitation Reactor Skid System, consisting of certain equipment, piping, instrumentation and other components (including one or more Nano-Cavitation Reactors) designed, fabricated and constructed in accordance with the Product Design Package, whether constructed for demonstration or commercialization purposes, which uses a hydrodynamic flow-through nano cavitation technology in making, generating or aiding in the production of degummed vegetable oils.

“Renewal Term” has the meaning set forth in Section 9.01 of this Agreement.

“Secrecy & Non-Disclosure Agreement” means the Secrecy & Non-Disclosure Agreement executed by and between the Parties simultaneously herewith.

“Site User License” means the license to use, maintain and operate one or more Reactor Skid Units substantially in the form of the Site User License set forth in Exhibit D hereto.

“Site User” means any Person that has received, accepted and executed a Site User License with respect to one or more Reactor Skid Units.

“Specifications” means the items, criteria, data and requirements governing the design, fabrication, construction, installation, performance, operation and/or maintenance of the Reactor Skid Units, including without limitation the detailed specifications developed by Licensee and approved by Licensor, in each case shall be part of or be consistent with the Process Design Package.

“Standards” means any and all codes, standards or requirements set forth or specified in this Agreement or under Applicable Law, relating to Licensee’s design, construction, installation and operation of any Reactor Skid Unit.  In the event of any conflict between any of the Standards, the Standard containing or including the higher performance standard shall apply.

CTI Initials ________  DB Initials ________

“Vegetable Oil” means any natural oils (virgin and/or used) derived from plants and other related organic materials (excluding crude oil and other hydrocarbon based minerals and substances), including any products, materials and other substances derived therefrom.

“Vegetable Oil Processing Facilities”” means any plant or facility located at a geographic site or location within the Licensed Territory which is designed, constructed and is or will be operated for the purpose of processing vegetable oils.

“Vegetable Oil Science” means the use of a process known as “degumming” or any other process or method for the processing of natural oils (virgin and/or used) derived from plants and other organic materials (excluding crude oil and other hydrocarbon based oils, minerals and substances) and includes, without limitation, the teachings and claims set forth in the Licensor Primary Patents.

[END OF SCHEDULE A]

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SCHEDULE B
GENERAL TERMS AND CONDITIONS

Article 1.  Warranties; Performance Guarantee; Limitations on Liability.

1.01 Licensor’s Warranties; Limitations.
(a) Licensor warrants that, at the time each Nano-Cavitation Reactor or Reactor Skid Unit delivered to Licensee or a Site User, as the case may be, will perform in accordance with Licensor’s performance specifications.

  (b) If, at any time during a one (1) year period after startup of any Reactor Skid Unit, it is discovered that the Unit (or any component or part thereof) does not meet the foregoing warranties, Licensee shall, at no cost to Licensor, promptly perform or arrange for the performance of any remedial work or services required to make the Unit conform to such warranties.

1.02  Performance Guarantee.  (a) Prior to the handover of each Reactor Skid Unit to the Site User(s), Licensee shall conduct a performance test on each Unit, utilizing the American Society of Mechanical Engineers’ testing methodology and deploying steady state testing, for the purpose of determining whether the Unit’s performance achieves or satisfies the Performance Guarantee set forth in Schedule G hereto.  If the Unit, during performance testing, achieves the criteria specified in the Performance Guarantee, Licensee shall promptly issue to the Site User(s) an inspection and performance test certificate confirming that the Performance Guarantee has been satisfied.  Each such certificate shall be signed by Licensee and the Site User and shall be conclusive evidence that the Unit achieved and satisfied the Performance Guarantee.  Upon delivery of the original certificate to the Site User, one (1) copy will be delivered to Licensor with one (1) or more copies retained by Licensee.

  (b) If the performance testing of any Reactor Skid Unit prior to handover fails to achieve or satisfy the Performance Guarantee, Licensor shall (1) promptly perform or arrange for the performance of any remedial work or services required for the Unit to satisfy the Performance Guarantee, and (2) conduct such additional performance tests to verify that the Performance Guarantee has been satisfied.  Licensor shall be responsible for the cost of any performance re-test, including costs associated with securing and storing feedstocks.

1.03  Limitation on Damages.  (a) Except for violations of Section 4.03 of this Agreement or as set forth in Section 5.02(c) of this Schedule B, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS OR SAVINGS, REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH A CLAIM FOR SUCH DAMAGES, WHETHER IN CONTRACT OR TORT, OR OTHERWISE, INCLUDING WITHOUT LIMITATION NEGLIGENCE, EVEN IF LICENSOR OR LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b) THE AGGREGATE LIABIITY OF LICENSOR FOR ANY REASON AND UPON ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO THE AGGREGATE AMOUNT OF LICENSE FEES, RENTS AND ROYALTIES PAID TO LICENSOR UNDER THIS AGREEMENT.  THIS LIMITATION APPLIES TO ALL CLAIMS OR CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, INDEMNITIES, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, CLAIMS FOR FAILURE TO EXERCISE DUE CARE IN THE PERFORMANCE OF SERVICES HEREUNDER OR IN THE SELECTION, DIRECTION OR SUPERVISION OF ANY MANUFACTURER OR FABRICATOR OF EQUIPMENT OR ANY VENDOR OF SOFTWARE.

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HOWEVER, THE LIMITATION STATED UNDER THIS SECTION 1.03 (b) DOES NOT APPLY IN CASE OF INFRINGEMENT OR CONTRIBUTORY INFRINGEMENT OF PATENTS OR COPYRIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS RELATING TO OR ARISING FROM ANY REACTOR SKID UNIT OR THE LICENSED TECHNOLOGY AND ASSERTED BY ANY THIRD PARTY AGAINST THE LICENSEE OR AGAINST ANY SITE USER .

IF IT APPEARS THAT THE CLAIM FOR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHT CAN BE SOLVED BY THE PAYMENT OF AN INDEMNITY OR FEE OR ROYALTY TO THE AGGRIEVED THIRD PARTY CAN BE SOLVED BY THE PAYMENT OF AN INDEMNITY OR FEE OR ROYALTY TO THE AGGRIEVED THIRD PARTY, LICENSOR SHALL SUPPORT THE PAYMENT OF SUCH INDEMNITY, FEE OR ROYALTY.

Article 2.  Indemnification.

2.01 Licensor’s Indemnity.  (a) LICENSOR AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE LICENSEE GROUP FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, ACTIONS, SUITS, DAMAGES, LOSSES, AND LIABILITY (INCLUDING WITHOUT LIMITATION LITIGATION COSTS AND REASONABLE ATTORNEYS’ FEES) ON ACCOUNT OF:

(1) ANY BREACH OR VIOLATION OF LICENSOR’S REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT; AND

(2) ANY CLAIMED OR ACTUAL INFRINGEMENT OR CONTRIBUTORY INFRINGEMENT OF PATENTS OR COPYRIGHTS RELATING TO OR ARISING FROM THE REACTOR SKID UNIT OR THE LICENSED TECHNOLOGY;

(b) NOTWITHSTANDING THE FOREGOING, LICENSOR’S INDEMNITY HEREIN SHALL NOT EXTEND TO OR INCLUDE LICENSEE’S PROPRIETARY EQUIPMENT, TECHNOLOGY OR SOFTWARE THAT DO NOT CONFORM IN ALL RESPECTS WITH THIS AGREEMENT, THE PROCESS DESIGN PACKAGE, AND LICENSOR’S SPECIFICATIONS.

HOWEVER, THE LIMITATION STATED UNDER THIS SECTION 1.03 (b) DOES NOT APPLY IN CASE OF INFRINGEMENT OR CONTRIBUTORY INFRINGEMENT OF PATENTS OR COPYRIGHTS OR OTHER INTELLECTUAL PROPORTY RIGHTS RELATING TO OR ARISING FROM THE REACTOR SKID UNIT OR THE LICENSED TECHNOLOGY AND ASSERTED BY ANY THIRD PARTY AGAINST THE LICENSEE OR AGAINST SITE USER .

IF IT APPEARS THAT THE CLAIM FOR INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHT CAN BE SOLVED BY THE PAYMENT OF AN INDEMNITY OR FEE OR ROYALTY TO THE AGGRIEVED THIRD PARTY CAN BE SOLVED BY THE PAYMENT OF AN INDEMNITY OR FEE OR ROYALTY TO THE AGGRIEVED THIRD PARTY, LICENSOR SHALL SUPPORT THE PAYMENT OF SUCH INDEMNITY, FEE OR ROYALTY;

CTI Initials ________  DB Initials ________

2.02 Licensor’s Indemnity; Limitations.  LICENSOR’S TOTAL OBLIGATION AND LIABILITY TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE LICENSEE GROUP, OR ANY OF THEM, UNDER THIS AGREEMENT SHALL BE SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 1.03 OF THIS SCHEDULE B.

2.03 Licensee’s Indemnity.  (a) LICENSEE AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE LICENSOR GROUP FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, ACTIONS, SUITS, DAMAGES, LOSSES, AND LIABILITY (INCLUDING WITHOUT LIMITATION LITIGATION COSTS AND REASONABLE ATTORNEYS’ FEES) ON ACCOUNT OF:

(1) ANY PERSONAL INJURY, DISEASE OR DEATH OF ANY PERSON (S),  OR DAMAGE TO OR LOSS OF PROPERTY, CAUSED BY OR ARISING OUT OF THE PERFORMANCE OF LICENSEE’S SERVICES AND WORK UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY INJURY, DEATH OR PROPERTY DAMAGE CAUSED BY OR ATTRIBUTABLE TO (1) THE NEGLIGENCE OF LICENSEE, ITS SUBCONTRACTORS, INVITEES OR SUPPLIERS (INCLUDING WITHOUT LIMITATION THE RESPECTIVE EMPLOYEES, CONTRACTORS OR AGENTS OF THE FOREGOING); OR (2) WHERE LIABILITY WITH OR WITHOUT FAULT IS STRICTLY IMPOSED BY OPERATION OF LAW;

(2) ANY FAILURE BY LICENSEE TO COMPLY WITH APPLICABLE LAW, INCLUDING WITHOUT LIMITATION, FEDERAL, STATE AND LOCAL LAWS, RULES AND REGULATIONS WHICH MAY BE APPLICABLE TO OR IMPOSED IN CONNECTION WITH PERFORMANCE OF LICENSEE’S SERVICES AND WORK UNDER THIS AGREEMENT, WITHOUT REGARD TO WHETHER LICENSEE’S ACTIONS MAY HAVE RESULTED IN STRICT LIABILITY IMPOSED BY OPERATION OF LAW;

(3) LIENS AND OTHER CLAIMS ARISING FROM WORK PERFORMED BY LICENSEE’S SUBCONTRACTORS OR FROM MATERIALS SUPPLIED TO LICENSEE; AND

(4) ANY (i) BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT OF LICENSEE CONTAINED HEREIN, AND (ii) ANY CLAIM OR LOSS (INCLUDING LITIGATION COSTS AND REASONABLE ATTORNEYS’ FEES) ASSERTED OR INCURRED BY ANY MEMBER OF THE LICENSOR GROUP IN DEFENSE OR IN ENFORCING OR ASSERTING CLAIMS FOR INDEMNITY OR INSURANCE PROTECTION UNDER THIS AGREEMENT.

2.04 Licensee’s Indemnity; Insurance Limitation.  Licensee’s indemnity obligations herein shall be limited by, the Insurance coverage maintained by Licensee under Article 3 of this Schedule B.

2.05 Notice of Claims; Assistance.  Each Party will promptly advise the other Party in writing of any demand, claim, proceeding, action or lawsuit alleging infringement of any patent or copyright relating to any Reactor Skid Unit or the Licensed Technology or of unauthorized disclosure, communication or transportation of Confidential Information.  Each Party will render all reasonable assistance that may be required by the other Party in the defense of any claim or lawsuit as to which a Party owes a defense and indemnity obligation hereunder; in each case, the indemnified Party shall have the right to be represented therein by advisory counsel of its selection and at its expense.

CTI Initials ________  DB Initials ________

2.06 Settlement and Compromise.  (a) In the event of any claim or lawsuit for patent infringement and/or misappropriation for which Licensor owes a duty of indemnification, Licensor shall have the obligation, if and to the extent such claim or lawsuit can be settled that way, at Licensor’s expense, to either (1) provide designs, specifications and/or operating conditions and make modifications to any Reactor Skid Unit (or any component or part thereof) that would avoid such infringement and/or misappropriation without degrading the economics or performance of the Unit(s), or (2) acquire the right to continue using the design, construction and operating conditions which are the subject of such infringement and/or misappropriation.

(b) Except as provided in Section 2.06(a) above, a Party shall not settle or compromise any claim or lawsuit for which a defense and/or an indemnity obligation is owed hereunder without the indemnified Party’s written consent if the settlement or compromise obligates the indemnified Party to make any payment or relinquish or waive any property or contractual right under such settlement or compromise.

Article 3.  Compliance with Law.

3.01 Compliance; Applicable Law.  This Agreement is made subject to, and each of the Parties expressly shall comply with, all applicable laws, rules, regulations, ordinances and codes in the countries, territories and other jurisdictions in which they transact business insofar as they may be applicable to the terms and conditions of this Agreement.

Article 4.  Governing Law and Dispute Resolution.

4.01 Governing Law.  This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder, shall be governed by and construed under the laws of the State of California (USA) without regard to the choice of laws principles thereof.

4.02      Dispute Resolution.  (a) In the event of any claim, controversy or dispute between the Parties arising out of or in any way relating to this Agreement (each a “Dispute”), the Parties shall make a good faith effort to resolve the Dispute amicably through settlement and compromise.  If the Parties are unable to resolve a Dispute, the Dispute shall be finally and exclusively resolved by binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules and the AAA Optional Rules for Emergency Measures of Protection (the “AAA Rules”).  Unless otherwise agreed by the Parties in writing, arbitration of Disputes shall be conducted at the AAA’s offices in Los Angeles, California.

(b) The decision or award of the arbitrators shall be in writing and shall state their detailed reasoning for the award.  Discovery of evidence shall be conducted expeditiously by the Parties, bearing in mind the Parties’ desire to limit discovery and to expedite the decision or award of the arbitrators at the most reasonable cost and expense of the Parties.  Judgment upon an award rendered pursuant to such arbitration may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and/or an order of enforcement, as the case may be.

(c) In any arbitration or litigation between the Parties, neither Party shall be liable for or assert any claim for consequential, incidental, special or punitive damages unless it is determined that a Party (1) intentionally and knowingly breached or violated this Agreement, or (2) willfully ignored or disregarded any emergency relief obtained by a Party hereunder.  Each Party shall pay all its own costs and expenses incurred in any such arbitration/litigation, including attorneys’ fees and the fees and expenses of its experts and witnesses.

CTI Initials ________  DB Initials ________

(d) Each Party acknowledges that the unauthorized disclosure of Confidential Information may cause irreparable harm and significant injury that may be difficult to ascertain.  Each Party therefore agrees that emergency relief ((including without limitation temporary restraining orders, temporary or permanent injunctive relief, specific performance or similar relief), in addition to other legal and equitable relief, are appropriate remedies for any actual or threatened violation or breach of confidentiality obligations contained in this Agreement and/or the Secrecy & Non-Disclosure Agreement and may be obtained by a Party on an emergency basis from a single arbitrator designated by AAA under AAA’s Optional Rules for Emergency Measures of Protection.  The Parties agree that, in any arbitral action or claim submitted to AAA hereunder for emergency relief, the Party initiating the claim or request for relief shall not be required to demonstrate that it has no adequate remedy at law in respect of the relief sought and shall not be required to post a bond or other security.

Article 5.  Additional Provisions.

5.01 Amendment and Waiver.  This Agreement may be amended, and waivers under this Agreement may be granted, only by a written instrument signed by both Parties.  Failure of either Party, at any time or from time to time, to exercise any of its rights under this Agreement or to insist upon strict performance of the other Party's obligations hereunder shall not be deemed a waiver of or to limit any of such rights or obligations with respect to any subsequent occurrence.

5.02 Invalidity.  Should any part or provision of this Agreement be held unenforceable or in conflict with the laws of the United States of America or any state thereof, or of any foreign country, the validity of the remaining parts or provisions shall not be affected by such decision or holding.

5.03 Third Parties.  The Parties intend to confer no benefit or right on any Person not a party to this Agreement.  No Person shall have the right to claim the benefit of any provision hereof as a third party beneficiary of any such provision.

5.04 Relationship of Parties.  Nothing in this Agreement shall be deemed to create an agency, joint venture, partnership, franchise or similar relationship between the Parties.  Each Party shall conduct all business in its own name as an independent contractor and neither Party shall be liable for the representations, acts, or omission of the other Party.

5.05 Required Currency.  All payments shall be made in U.S. Dollars, and payment obligations shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise.

5.06 Rights, Powers, Remedies Cumulative; Waiver; Time.  Each and every right, power and remedy specified in this Agreement shall be cumulative and in addition to every other right, power and remedy existing now or hereafter at law, in equity or by statute.  Each and every right, power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by a Party.  The exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

5.07 Integration.  This Agreement, together with the Secrecy & Non-Disclosure Agreement, embodies the entire agreement of the Parties and merges all prior oral and written agreements between the Parties with respect to subject matter hereof.  No stipulation, agreement, representation or understanding of the Parties shall be valid or enforceable unless contained in this Agreement or the Secrecy & Non-Disclosure Agreement, or in a subsequent written agreement signed by the Parties.

5.08 Counterparts.  This Agreement may be executed in several counterparts, and all copies so executed shall constitute but one and the same agreement, which shall be binding on all the Parties notwithstanding that less than all of the Parties, may have signed the original or the same counterpart.
[END OF SCHEDULE B]

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SCHEDULE C

CONFIRMED ORDER FORM

[Date]

To:	Cavitation Technologies, Inc.
10019 Canoga Avenue
	Chatsworth, California 91311 USA	CONFIRMED ORDER # __________
Attn: Mr. Roman Gordon, CEO

Re:	Green D Plus Nano Cavitation Reactor Skid System
Marketing & Technology License Agreement dated _______, 2010
Reactor Skid Unit Order & Request for Site User License and Equipment Lease

Product/Equipment Order:  One (1) Green D Plus Nano Cavitation Reactor Skid Unit

Company, Plant, Bank and Leasing Company Information
Date:

Company Name (Site User)	Plant Name
Contact Name	Contact Name
Address	Address
Address Cont.	Address Cont.
City	City
State or Province	State or Province
Zip Code or Mail Stop	Zip Code or Mail Stop
Country	Country
Phone Number	Phone Number
Fax Number	Fax Number
Email	Email
Web Site	Web Site

Banking Information	Leasing Company Information
Contact Name	Contact Name
Address	Address
Address Cont.	Address Cont.
City	City
State or Province	State or Province
Zip Code or Mail Stop	Zip Code or Mail Stop
Country	Country
Phone Number	Phone Number
Fax Number	Fax Number
Email	Email
ABA Number	ABA Number
Web Site	Web Site

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C-1

Reactor Skid Unit Application and Specifications
Reactor Skid Unit Application:

Oil type	Crude	Degummed		Comments

Feed rate:	Lbs/Hr	Kgs/Hr		Voltage	Hz

Location specific electrical and safety codes and standards.

Installation point:

Dosing in place	% added	Strength	% excess	Type
Acid
Caustic
Water
Incoming Oil	Min.	Max.	Unit
FFA			%
Total P			ppm
Ca	90		ppm
Mg	130		ppm
Fe	2		ppm
Cu	0.030		ppm
Lovibond Color			Red
Lovibond Color			Yellow
Post Degumming	Min.	Max.	Unit
FFA			%
Total P			ppm
Ca	90		ppm
Mg	130		ppm
Fe	2		ppm
Cu	0.030		ppm
Lovibond Color			Red
Lovibond Color			Yellow
Current Process	Yes	No
Water Degum
Acid Degum
Chemical Refine
Physical Refine
Gums	%	AI
For Lecithin
For Animal Feed

Please acknowledge receipt of this Order and authorize issuance of Site User License at your earliest convenience.

Should you have any questions, contact ________________ at __________.

[END OF SCHEDULE C]

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C-2

SCHEDULE D
SITE USER LICENSE FORM

This SITE USER LICENSE (“User License”) is being issued effective ________, ____, by CAVITATION TECHNOLOGIES, INC., Nevada (U.S.) Corporation, having offices at 10019 Canoga Avenue, Chatsworth, California 91311, and acting through n.v. DESMET BALLESTRA GROUP s.a., corporation, having an office at ______________ (“DBG”), to _______________, a ____________ corporation, having offices at _________________ (“Site User”).

WITNESSETH

1.  Product/System.  Under the terms of an Equipment Lease being submitted to you for execution with this Site User License, Site User has agreed to lease the following:

Green D Plus Nano Cavitation Reactor Skid Unit

(hereinafter “Reactor Skid Unit”).  The Reactor Skid Unit will be delivered to Site User and installed at or integrated into a vegetable oil extraction, production or refining facility located at _____________, ____________, _________________ (the “Site Location”).  The Reactor Skid Unit is based on a proprietary system developed by Licensor and utilizes a unique hydrodynamic flow-through NANO cavitation technology that aids in the degumming of crude vegetable oils.

2.    Grant of User Right.  (a) This User License grants to Site User a non-exclusive, non-transferable right to operate the Reactor Skid Unit at the Site Location for the production and refining of degummed vegetable oils.  In return for this right of use, Site User agrees that the Reactor Skid Unit will be (1) operated solely for the purpose of producing degummed vegetable oils, (2) maintained at the Site Location and will not be dismantled, relocated or removed from the Site Location without first notifying DBG in writing, and (3) operated and maintained in accordance with the specifications, standards and instructions contained in the technical or user manuals delivered by DBG to Site User upon handover of the Reactor Skid Unit(s).

(b) Site User agrees to protect the proprietary technology and software used in operating the Reactor Skid Unit and will not modify, alter, attempt to “reverse engineer”, or otherwise tamper with the Reactor Skid Unit or its technology or software without DBG’s prior written consent.

3.  Proprietary Reactor Skid Unit.  (a) The Reactor Skid Unit delivered and installed at the Site Location.  Site User agrees that (1) the Reactor Skid Unit will not be dismantled, relocated or removed from the Site Location without DBG’s prior written consent, and (2) Site User will not, and agrees to use all available efforts to ensure that other persons or companies will not, modify, alter, attempt to “reverse engineer”, or otherwise tamper with the Reactor or its proprietary technology or software without DBG’s prior written consent.

(b) Tampering with or removing the wire security seal on the Reactor Skid Unit will void the warranties for the Reactor Skid Unit and the Components thereof.

4.  Maintenance of Reactor Skid Unit.  Site User will maintain the Reactor Skid Unit, at its expense, in good working order, repair, condition and appearance, and will protect the Reactor Skid Unit from deterioration, other than normal wear and tear from operations, and from damage, loss or destruction.  Site User will perform all calibrations, adjustments and preventative maintenance on the Reactor Skid Unit in accordance with the technical or user manuals delivered by DBG to Site User upon handover of the Reactor Skid Unit.

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5. Losses or Destruction.  Risk of loss of the Reactor Skid Unit will pass to Site User upon the date of delivery to Site User.  If the Reactor Skid Unit or the Reactor is lost, stolen or damaged, Site User will promptly notify DBG.  In such event, DBG will, if requested by Site User and at Site User’s cost, obtain and install a replacement Reactor Skid Unit or other component for the Unit.

6.  Transfer of Reactor Skid Unit.  Unauthorized transfer of the Reactor Skid Unit is prohibited.  If Site User wishes to transfers the Reactor Skid Unit, Site User will promptly notify DBG of the desired transfer.  Upon receiving Site User’s notice and the name/address of the person or company to which the Unit is to be transferred and upon acceptance of the terms of the Operating Lease and approval by the lease company, DBG notify CTI for approval to issue a new Site User License to the new lessee(s).  No right of lease, license or sublicense of the user rights granted herein is authorized except in conjunction with the operation of the Reactor Skid Unit.

 7.  Notice/Contact   If any operational or maintenance problem is encountered with the Reactor Skid Unit; please immediately contact DBG as follows:

If Site User is in agreement with the foregoing, please so indicate by signing this User License in the space(s) designated below and returning a signed copy to us at your earliest convenience.

Sincerely,
Desmet Ballestra Group
n.v. Desmet Ballestra Group, s.a.

By:

Agreed to and accepted this ___ day of ____, 2___

_______________________ [Site User]

_______________________ [Site User]

[END OF SCHEDULE D]

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SCHEDULE E
TECHNICAL ASSISTANCE/SUPPORT - RATES

Technical assistance and support provided by Licensor from time to time under the provisions of Article IV of this Agreement shall be charged at the rate of $ 1,500 per man day, together with payment or reimbursement of costs and expenses as specified therein.

[END OF SCHEDULE E]

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SCHEDULE F
OPERATING LEASE

1.
Operating Lease.  The Operating Lease will be provided by PNB or other leasing company as directed by the Licensee.  Licensor may direct the Licensee as to which Leasing companies are available to Site User in their country or region.

2.
Cost Basis. Licensor will advise Licensee of the Cost basis for the Operating Lease and Licensee will advise the Site User of the Cost basis.   The Cost Basis will be provided by the Licensor to the Licensee and will be based on the Lease Term, Reactor Skid Unit Model, capacity, manufacturing and other costs.

3.	Lease Application. Site User will apply for the Operating Lease as instructed by Leasing Company.

4.	Lease Payment Amount. The Lease Payment Amount is determined by the Leasing Company and is based on the Cost Basis and Lease Term.

5.	Lease Terms. The Lease Terms available are determined by the Leasing Company.

6.	Lease Approval. Leasing Company will notify Licensor of Lease Approval. Licensor will notify Licensee of Lease Approval.

7.	Lease Payments. Lease Payments will be made by Site User to the Leasing Company. The leasing Company will pay the Licensor. The Licensee bears no responsibility for such Lease Payments.

8.	Lease Revenue Sharing. Licensor agrees to pay Licensee 10% of gross lease revenues.

[END OF SCHEDULE F]

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SCHEDULE G

PERFORMANCE GUARANTEE

1.01.  Performance Test.  (a) After mechanical completion, upon request of the Licensee and prior to Licensor’s handover of a Reactor Skid Unit to the Licensee or Site User, Licensor shall arrange and conduct a performance test on such Unit to determine whether it will achieve or satisfy the Performance Guarantee specified below.  Prior to initiating a performance test on any Reactor Skid Unit, Licensee shall notify Licensor of a scheduled performance test with respect to a Unit at least ten (10) days before the test is conducted in order to give Licensor an opportunity to arrange for one or more representatives to conduct such test.

(b) Performance tests conducted as specified herein shall adhere to the following testing protocol:

1.  Testing Methodology – American Oil Chemists Society;
2.  Testing Equipment – Licensor will arrange at its cost;
3.  Operating Conditions – Steady state testing over period of at least 72 hours;

1.02 Performance Guarantee.  The performance test conducted by Licensor with respect to each Reactor Skid Unit must demonstrate that, during the test period, the Unit’s performance achieved contractual performance.

[END OF SCHEDULE G]

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SCHEDULE H

INTENTIONALLY LEFT BLANK

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